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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                       RiverSource Variable Series Trust
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                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

         RIVERSOURCE PARTNERS VARIABLE PORTFOLIO - SMALL CAP VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE REGARDING SUBADVISER

     This information statement mailed on or about May 14, 2010, is being provided to the shareholders of RiverSource Partners Variable Portfolio-Small Cap Value Fund (the "Fund"), a series of RiverSource Variable Series Trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or the "Investment Manager"), subject to approval of the Fund's Board of Trustees (the "Board"), to retain a subadviser (or subadvisers) which RiverSource Investments believes is (are) best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated November 8, 2007, amended and restated May 1, 2009. The Fund currently has five subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

RIVER ROAD ASSET MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENT

     At a meeting of the Board on January 14, 2010, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Trustees"), approved the recommendation of RiverSource Investments to approve a new subadvisory agreement (the "New Subadvisory Agreement") with River Road Asset Management, LLC ("River Road"), in connection with the announcement that Aviva Investors North America Holdings, Inc., a subsidiary of Aviva plc ("Aviva") would acquire River Road, effective February 24, 2010, which would result in a change in control of River Road under the 1940 Act, and the automatic termination of the prior subadvisory agreement (the "Prior Subadvisory Agreement") between RiverSource Investments and River Road. The New Subadvisory Agreement was effective as of February 24, 2010.

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     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.970%
Next 0.25............................................               0.945
Next 0.25............................................               0.920
Next 0.25............................................               0.895
Over 1.00............................................               0.870


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays River Road a fee out of its own assets, calculated at the following annual rates on Fund assets managed by the subadviser:

     - 0.50% on all assets managed by River Road

                                         FEES PAID BY THE FUND TO    FEES PAID BY RIVERSOURCE
                                         RIVERSOURCE INVESTMENTS*   INVESTMENTS TO RIVER ROAD
                                         ------------------------   -------------------------
RiverSource Partners Variable
  Portfolio - Small Cap Value Fund
  (fiscal year ended 12/31/2009).......        $2,042,777.03               $219,379.30


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    *  RiverSource Investments uses these fees to pay the subadvisers.

     There are no material differences between the Prior Subadvisory Agreement and the New Subadvisory Agreement.

INFORMATION ABOUT RIVER ROAD

     River Road is a Delaware limited liability company. As of December 31, 2009, River Road had approximately $3.6 billion in assets under management. River Road's principal offices are located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202.

     The following table provides information on the principal executive officers and directors of River Road.

                          TITLE AND PRINCIPAL
NAME                           OCCUPATION                        ADDRESS
----                  ---------------------------   ---------------------------------
James C. Shircliff,   Chief Executive Officer &     462 South 4th Street, Suite 1600,
  CFA...............  Chief Investment Officer      Louisville, KY 40202
R. Andrew Beck......  President & Senior            462 South 4th Street, Suite 1600,
                      Portfolio Manager             Louisville, KY 40202
Henry W. Sanders,     Executive Vice President &    462 South 4th Street, Suite 1600,
  III, CFA..........  Senior Portfolio Manager      Louisville, KY 40202
Thomas D. Mueller...  Chief Operating Officer &     462 South 4th Street, Suite 1600,
                      Chief Compliance Officer      Louisville, KY 40202


OTHER FUNDS/ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY RIVER ROAD

                                                  ASSETS
NAME                                       AS OF DEC. 31, 2009        MANAGEMENT FEE
----                                       -------------------   ------------------------
Small Cap Value Composite................     $1,316,861,553     0.45% to 1.00% of assets


     As of Dec. 31, 2009, Small Cap Value Composite consisted of 53 discretionary accounts.

BOARD CONSIDERATIONS

     At the January 14, 2010 Board meeting (January Meeting), independent legal counsel to the Independent Trustees reviewed with the Independent Trustees various factors relevant to the Board's consideration of the Prior Subadvisory Agreement and the New Subadvisory Agreement between RiverSource Investments and River Road, and the Board's legal responsibilities related to such consideration. In evaluating the recommendation to approve the New Subadvisory Agreement, the Board considered that there were no material changes to the agreement, including in the level of subadvisory fee of 0.50%, between the Prior Subadvisory Agreement and the New Subadvisory Agreement, as a result of the change in control of River Road. The Board also noted that following the acquisition, there would be no changes to the investment team at River Road that manages Fund or to any policies and procedures of River Road affecting the Fund.

     Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the River Road Subadvisory Agreement.

     Nature, Extent and Quality of Service Provided by River Road: The Board considered its analysis of various reports and presentations received by it or one of its committees detailing the services to be performed by River Road, as a subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board considered River Road's compliance program and observed that River Road currently serves as a subadviser to the Fund. The Board also considered River Road's investment strategy/style. The Board also considered the financial condition of River Road and its capability and wherewithal to continue to carry out its responsibilities under the New Subadvisory Agreement. The Board also discussed the acceptability of the terms of the New Subadvisory Agreement including the relatively broad scope of services required to be performed. The Board also discussed the fact that the terms of the Prior Subadvisory Agreement and the New Subadvisory Agreement were unchanged (except for effective dates). Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, RiverSource's recommendation that the Board approve entering into the New Subadvisory Agreement with River Road, which is unaffiliated with RiverSource, and that the agreement is in the Fund's best interests, the Board concluded that River Road was in a position to continue to provide a high quality and level of service to the Fund.

     Investment Performance of River Road: For purposes of evaluating the nature, extent and quality of services provided under the New Subadvisory Agreement, the Board considered River Road's performance record, to date, in overseeing its portion of the Fund. The Board also considered its review of River Road at its April 2009 Meeting.

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, of 0.50%, noting that they would be paid by RiverSource Investments and would not impact the fees paid by the Fund. The Board also observed that this level of fees was the same in the Prior Subadvisory Agreement and the New Subadvisory Agreement.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because River Road's fees would continue to be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in its April 2009 Board meeting.

     Based on the foregoing, the Board, including all of the Independent Trustees, concluded that the fees payable under the New Subadvisory Agreement with River Road were fair and reasonable in light of the extent and quality of services being provided (and which were not expected to be impacted as a result of the change in control at River Road). In reaching this conclusion, no single factor was determinative.

     For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. As of February 24, 2010, the Fund's assets were managed as follows:

   BARROW, HANLEY,             DENVER                                                             TURNER
     MEWHINNEY &             INVESTMENT         DONALD SMITH &        RIVER ROAD ASSET          INVESTMENT
    STRAUSS, INC.           ADVISORS LLC           CO., INC.           MANAGEMENT, LLC        PARTNERS, INC.
   ---------------          ------------        --------------        ----------------        --------------
         22%                     18%                  22%                   20.4%                   17%


ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.


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  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Fund Distributors, Inc., located at 50611 Ameriprise Financial Center, Minneapolis, MN 55474, serves as the principal underwriter and distributor of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by contacting your financial intermediary or RiverSource Family of Funds at 1(800) 221-2450.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of February 28, 2010, RiverSource Life Insurance Company and its subsidiaries owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

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S-6466-131 A (5/10)


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